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                                                                     EXHIBIT 3.1

                       (Revised as of December 11, 1995)

                                   BYLAWS OF

                              GOODMARK FOODS, INC.

                                   ARTICLE I

                                  DEFINITIONS

         In these bylaws, unless otherwise provided, the following terms shall have the following meanings:

                 (1) "Act" shall mean the North Carolina Business Corporation Act as codified in Chapter 55 of the North Carolina General Statutes effective July 1, 1990, and as amended from time to time;

                 (2) "Articles of incorporation" shall mean the Corporation's articles of incorporation, including amended and restated articles of incorporation and articles of merger;

                 (3)      "Corporation" shall mean GoodMark Foods, Inc.;

                 (4) "Distribution" shall mean a direct or indirect transfer of money or other property (except the Corporation's own shares) or incurrence of indebtedness by the Corporation to or for the benefit of its shareholders in respect of any of its shares. A distribution may be in the form of a declaration or payment a dividend, a purchase, redemption, or other acquisition of shares, a distribution of indebtedness, or otherwise;

                 (5) "Emergency" shall mean a catastrophic event which prevents a quorum of the board of directors from being readily assembled;

                 (6) "Shares" shall mean the units into which the proprietary interests in the Corporation are divided; and

                 (7) "Voting group" shall mean all shares of one or more classes or series that under the articles of incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the articles of incorporation or the Act to vote generally on a matter are for that purpose a single voting group.

                                   ARTICLE II

                                    OFFICES

         SECTION 1. Principal Office. The principal office of the Corporation shall be located at 6131 Falls of Neuse Road, Raleigh, Wake County, North Carolina 27609, or at such other place as may be determined from time to time by the directors.

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         SECTION 2.  Registered Office. The registered office of the
Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

         SECTION 3. Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the board of directors may from time to time determine, or as the affairs of the Corporation may require.

                                  ARTICLE III

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or as may be agreed upon by a majority of the shareholders entitled to vote at the meeting.

         SECTION 2. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of other business shall be held annually in any month on any day (except Saturday, Sunday or a legal holiday) as fixed by the board of directors.

         SECTION 3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of SECTION 4 of this ARTICLE. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         SECTION 4. Special Meetings. Special meetings of the shareholders may be called at any time by the chief executive officer, the president, the chairman of the board, or the board of directors. In addition, special meetings may be called at any time by the shareholders if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the secretary a written demand for the meeting describing the purpose or purposes for which it is to be held. Provided, however, the call of a special meeting pursuant to such written demand of the holders of at least ten percent (10%) of all such votes shall not exist and the holders of at least twenty-five percent (25%) of all such votes shall have the right to call a special meeting by such written demand if the Corporation has a class of shares registered under
Section 12 of the Securities Exchange Act of 1934, as amended. Only business within the purpose or purposes described in the meeting notice specified in
Section 5 of this Article may be conducted at a special meeting of shareholders.





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         SECTION 5. Notice of Meeting. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of any shareholders' meeting, either personally, by mail, by telegraph, by teletype, or by facsimile transmission, by or at the direction of the president, the secretary, or other person calling the meeting to each shareholder of record entitled to vote at such meeting; provided, that such notice must be given not less than twenty (20) days before the date of any meeting at which a merger is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the record of the shareholders of the Corporation, with postage thereon prepaid.

         In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted unless such a statement is required by the Act.

         When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken; provided, however, that if a new record date for the adjourned meeting is set, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         The record date for determining the shareholders entitled to notice of and to vote at an annual or special meeting shall be fixed as provided in
SECTION 3 of ARTICLE VIII.

         SECTION 6. Waiver of Notice. A shareholder may waive notice of any meeting either before or after such meeting. Such waiver shall be in writing, signed by the shareholder, and filed with the minutes or corporate records. A shareholder's attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before it is voted upon.

         SECTION 7. Shareholder List. Commencing two (2) business days after notice of a meeting of shareholders is given and continuing through such meeting, the secretary of the Corporation shall maintain at the principal office of the Corporation an alphabetical list of the shareholders entitled to vote at such meeting, arranged by voting group, with the address of and number of shares held by





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each. This list shall be subject to inspection by any shareholder or his agent or attorney at any time during usual business hours and may be copied at the shareholder's expense. This list shall also be subject to inspection by any shareholder during the whole of the meeting.

         SECTION 8. Quorum. A majority of the votes entitled to be cast on a matter by any voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter, except that at a substitute annual meeting of shareholders, the number of votes entitled to be cast on a matter by any voting group there represented either in person or by proxy, even though less than a majority, shall constitute a quorum of that voting group for action on that matter at such meeting.

         The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a majority of the votes voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         SECTION 9. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact. A proxy may take the form of a telegram, telex, facsimile or other form of wire or wireless communication which appears to have been transmitted by a shareholder. A proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force or limits its use to a particular meeting.

         SECTION 10. Voting of Shares. Subject to the provisions of SECTION 4 of ARTICLE IV, the articles of incorporation, and the Act, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Except for the election of directors, which is governed by the provisions of SECTION 3 of ARTICLE IV, if a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast against the action, unless the vote of a greater number is required by the Act, the articles of incorporation, or these bylaws.





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         Shares of the Corporation are not entitled to vote if: (i) they are owned, directly or indirectly, by the Corporation, unless they are held by it in a fiduciary capacity; (ii) they are owned, directly or indirectly, by a second corporation in which the Corporation owns a majority of the shares entitled to vote for directors of the second corporation; or (iii) they are redeemable shares and (x) notice of redemption has been given and (y) a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

         SECTION 11. Informal Action by Shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote upon such action at a meeting and is delivered to the Corporation to be included in the minutes or to be kept as part of the corporate records.

         SECTION 12. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation is entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of the shareholder.

         If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of the shareholder if: (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (ii) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
(iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of its status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (iv) the name signed purports to be that of a beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or (v) two or more persons are the shareholder as Co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.





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         The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes has a reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its board of directors.

         SECTION 2. Number, Term and Qualifications. The number constituting the board of directors shall be not less than three (3) nor more than nine (9). The number of directors within this variable range may be fixed or changed from time to time by the shareholders or the board of directors. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the Corporation. [Revised as of December 11, 1995, ratified by Shareholder action on September 19, 1996.]

         SECTION 3. Nomination and Election of Directors. Nominations to the board of directors may be made by the board of directors or by a committee of the board to which such duty is delegated. No nominations to the board of directors may be made from the floor of the annual meeting of shareholders.

         Except as provided in SECTION 6 of this ARTICLE IV, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected.

         SECTION 4. Cumulative Voting. (a) So long as the Corporation has shares of any class or series listed on a national securities exchange or held of record by more than two thousand (2,000) shareholders, shareholders shall not have the right to cumulate their votes for directors. In addition, the right to vote cumulatively may be denied or limited by the articles of incorporation. In the event cumulative voting rights exist, they shall be exercised as provided in subsection (b) below.

                 (b) If cumulative voting rights exist, every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors





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multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any of such candidates. This right of cumulative voting shall not be exercised unless either (i) the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized, or (ii) some shareholder or proxy holder announces in open meeting, before the voting for the directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall announce the number of shares present in person and by proxy and shall thereupon grant a recess of not less than one nor more than four hours as he shall determine, or of such other period of time as is unanimously then agreed upon.

         SECTION 5. Removal. Any director, or the entire board of directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all shares then entitled to vote generally in the election of directors; provided, further, that if cumulative voting exists pursuant to SECTION 4 of this ARTICLE, an individual director shall not be removed if the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election. If a director is elected by a voting group of shareholders, only members of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting specifies such removal as one of its purposes. If any directors are removed, new directors may be elected at the same meeting.

         SECTION 6. Vacancies. Any vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, shall be filled by the shareholders or the board of directors. If such vacancy is to be filled by the board of directors, and if the directors remaining in office constitute fewer than a quorum of the board, such vacancy may be filled by the affirmative vote of a majority of the remaining directors or by the same remaining director. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         SECTION 7. Chairman of the Board. There may be a chairman of the board of directors elected by the directors from their number at any meeting of the board. The chairman shall preside at all





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meetings of the board of directors and perform such other duties as may be directed by the board.

         SECTION 8. Compensation. The board of directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the board.

         SECTION 9. Committees. The board of directors may create an executive committee and other committees of the board, each of which shall have at least three (3) members, all of whom shall be directors. The creation of a committee and the appointment of members to it must be approved by a majority of all the directors in office when the action is taken. Each committee may, as specified by the board of directors, exercise some or all of the authority of the board except that a committee may not: (i) authorize distributions; (ii) approve or propose to shareholders action that the Act requires be approved by shareholders; (iii) fill vacancies on the board of directors or on any of its committees; (iv) amend the articles of incorporation pursuant to N.C. Gen. Stat. Section 55-10-02 or its successor; (v) adopt, amend, or repeal bylaws;
(vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve a reacquisition of shares, except according to a formula or method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee to do so within limits specifically prescribed by the board of directors. The provisions of ARTICLE V, which govern meetings of the board of directors, shall likewise apply to meetings of any committee of the board.

                                   ARTICLE V

                             MEETINGS OF DIRECTORS

         SECTION 1. Regular Meetings. A regular meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of the shareholders. In addition, the board of directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

         SECTION 2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, president or any two (2) directors. Such meetings may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

         SECTION 3. Notice of Meetings. Regular meetings of the board of directors may be held without notice. The person or persons





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calling a special meeting of the board of directors shall, at least two (2)
days before the meeting, give notice of the meeting by any usual means of communication, including by telephone, telegraph, teletype, mail, private carrier, facsimile transmission, or other form of wire or wireless communication. Such notice need not specify the purpose for which the meeting is called.

         SECTION 4. Waiver of Notice. Any director may waive notice of any meeting either before or after such meeting. Such waiver shall be in writing, signed by the director, and filed with the minutes or corporate records; provided, however, that a director's attendance at or participation in a meeting waives any required notice to him unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         SECTION 5. Quorum. A majority of the directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors.

         SECTION 6. Manner of Acting. Except as otherwise provided in this Section, and unless a greater number is required by the articles of incorporation or these bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the event the Board of Directors becomes deadlocked, the question on which no majority can be reached will be submitted to the Deadlock Resolution Committee which shall have been elected as hereinafter set forth in
SECTION 9 of ARTICLE IV. The Deadlock Resolution Committee shall consist of "three directors, such directors to serve until they are replaced by a majority vote of the Board of Directors." The Deadlock Resolution Committee shall have the authority to act for the Board of Directors by a majority vote of the Deadlock Resolution Committee on all questions regarding which the Board of Directors is deadlocked except for those matters specifically proscribed by applicable law. Should the Board of Directors become deadlocked on an issue regarding which applicable law prohibits the Deadlock Resolution Committee from acting for the Board of Directors, the Deadlock Resolution Committee shall have the authority to act for the Board of Directors in deciding whether to call a special meeting of shareholders requesting that the Deadlock Resolution Committee be given the authority to decide the matter or requesting that the shareholders directly consider the matter regarding which the Board is deadlocked. If the Board is deadlocked regarding the amendment or repeal of any prior resolution adopted by the Board, the Deadlock Resolution Committee shall have the authority to amend or repeal the resolution regarding which the deadlock exists. The act of the Deadlock Resolution Committee shall be the act of the Board of Directors. It is the intent of the Board of Directors that the Deadlock Resolution Committee have authority act for the Board to resolve deadlocks to the fullest extent





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permitted by applicable law in existence at the time of the deadlock.

         SECTION 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (ii) his dissent or abstention L.rom the action taken is entered in the minutes of the meeting; or (iii) he gives written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after adjournment of the meeting. This right of dissent or abstention is not available to a director who votes in favor of the action taken.

         SECTION 8. Participation in Meetings. Any or all of the directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

         SECTION 9. Action Without Meeting. Action which may be taken at a board of directors meeting may be taken without a meeting if the action is taken by all members of the board and is evidenced by one or more written consents signed by each director before or after such action, which describes the action taken and is included in the minutes or filed with the corporate records. Such action is effective when the last director signs the consent, unless the consent specifies a different effective date.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. Officers of the Corporation: The officers of the Corporation shall consist of a chief executive officer, president, secretary, treasurer, and such vice presidents, assistant secretaries, assistant treasurers, and other officers as the board of directors may from time to time appoint. Any two or more offices may be held by the same person, except the offices of president and secretary, but in no event may any officer act in more than one capacity where action of two or more officers is required. The other officers as the board of directors may from time to time elect shall have the duties as determined by the board of directors. Duties assigned by the board of directors to other officers may include duties otherwise assigned by these bylaws.

         SECTION 2. Appointment and Term: The officers of the Corporation shall be appointed by the board of directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors. Each officer





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shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is appointed and qualifies. The appointment of an officer does not itself create contract rights for either the officer or the Corporation.

         SECTION 3. Compensation of Officers: The compensation of officers of the Corporation shall be fixed by the board of directors. No officer shall receive compensation for serving the Corporation in any other capacity unless such additional compensation be authorized by the board of directors.

         SECTION 4. Resignation and Removal: An officer may resign at any time by communicating his resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later date. If a resignation is made effective as of a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. Any officer or agent appointed by the board of directors may be removed by the board at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5. Bonds: The board of directors may by resolution require any officer, agent, or employee of the corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the board of directors.

         SECTION 6. Chief Executive Officer: The chief executive officer shall be the principal executive officer of the Corporation and may exercise all of the powers customarily exercised by the chief executive officer of a corporation by whatever name called.

         All officers of the Corporation shall report to the chief executive officer to the extent that he may at any time require. Any agents or employees necessary for the operation of the Corporation may be employed by the chief executive officer or his designate, and the salaries of all such agents and employees of the Corporation, other than officers, shall be fixed by the chief executive officer or by a committee appointed by him.

         The chief executive officer shall have the power to execute all contracts or instruments of every character relating to real and personal property and necessarily arising in the ordinary course of the Corporation's business without express authority of the board of directors unless such authority is expressly limited by the board of directors. The chief executive officer also shall have the power to sign certificates for shares of the Corporation,





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any deeds, mortgages, bond contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by the Act to be otherwise signed or executed.

         It shall be the duty of the chief executive officer to make a report of the Corporation's condition to the shareholders at the annual meeting and to the board of directors at their regular meetings, embracing therein such recommendations as to the policy and conduct of the business as he may deem advisable.

         SECTION 7. President: The president shall exercise general supervision over all of the business and affairs of the Corporation. The president shall have the power to execute all contracts or instruments of every character relating to real and personal property and necessarily arising in the ordinary course of the Corporation's business without express authority of the board of directors unless such authority is expressly limited by the board of directors. The president shall have the power to sign certificates for shares of the Corporation, any deeds, mortgages; bond contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by the Act to be otherwise signed or executed. In general, the president shall perform all duties incident to the office of the president and such other duties as may be prescribed by the chief executive officer or the board of directors from time to time.

         SECTION 8. Vice Presidents: In the absence of the president or in the event of his death, inability, or refusal to act, the vice presidents in the order of their length of service as vice presidents, unless otherwise determined by the board of directors, shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon that office. Any vice president may sign certificates for shares, as well-as any deeds, mortgages, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution of such documents or instruments shall be expressly delegated by the board of directors or these bylaws to some other officer or agent of the Corporation or shall be required by the Act to be otherwise signed or executed. A vice president shall perform such other duties as from time to time may be assigned to him by the chief executive officer, the president, or the board of directors.

         SECTION 9. Secretary: The secretary shall; (i) keep the minutes of the meetings of shareholders, of the board of directors, and of all committees of the board in one or more books provided





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for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (iv) keep a register of the mailing address of each shareholder which shall be furnished to the secretary by such shareholder; (v) sign, with the chief executive officer, the president, or a vice president, certificates for shares, the issuance of which shall have been authorized by resolution of the board of directors; (vi) have general charge of the stock transfer books of the Corporation; (vii) keep or cause to be kept in the State of North Carolina at the Corporation's principal office a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared a shareholder list prior to each meeting of shareholders as required by the Act; (viii) maintain and authenticate the books and records of the Corporation; (ix) with the assistance of the treasurer and other officers, prepare and deliver to the Corporation's shareholders such financial statements, notices, and reports as may be required by N.C. Gen. Stat. Sections 55-16-20 and 55-16-21 (or their successors); (x) prepare and file with the North Carolina Secretary of State the annual report required by N.C. Gen. Stat.
Section 55-16-22 (or its successor); and (xi) in general perform all duties incident to the office oL. secretary and such other duties as from time to time may be assigned to him by the chief executive officer, the president, or the board of directors.

         SECTION 10. Assistant Secretaries: In the absence of the secretary or in the event of his death, inability, or refusal to act, the assistant secretaries in the order of their length of service as assistant secretary, unless otherwise determined by the board of directors, shall perform the duties of the secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the secretary. They shall perform such other duties as may be assigned to them by the secretary, the chief executive officer, the president, or the board of directors. Any assistant secretary may sign, with the president or a vice president, certificates for shares.

         SECTION 11. Treasurer: The treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation;
(ii) receive and give receipts or monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in accordance with the provisions of SECTION 4 of ARTICLE VII; (iii) prepare, or cause to be prepared, an annual financial statement in accordance with SECTION 3 of ARTICLE IX; and
(iv) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chief executive officer, the president, or the board of directors.





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


         SECTION 12. Assistant Treasurer. In the absence of the treasurer or in the event of his death, inability, or refusal to act, the assistant treasurers, in the order of their length of service as assistant treasurer, unless otherwise determined by the board of directors, shall perform the duties of the treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the treasurer. They shall perform such other duties as may be assigned to them by the treasurer, the chief executive officer, the president, or the board of directors.

                                  ARTICLE VII

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. The board of directors may authorize any officer or officers, agent or agents to enter into any contract or to execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks and Drafts. All checks, drafts, or other orders for payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the board of directors shall direct.

                                  ARTICLE VIII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for Shares. Shares may, but need not, be represented by certificates. If certificates are issued, they shall be in such form as the board of directors shall determine; provided that, at a minimum, each certificate shall state on its face: (i) the name of the Corporation and that it is organized under the laws of North Carolina; (ii) the name of the person to whom issued; and (iii) the number and class of shares and the designation of the series, if any, the certificate represents. If the Corporation issues certificates for shares of preferred stock, the designations, relative rights, preferences, and limitations applicable to that class, and the variations in rights, preferences, and limitations for each series within that class (and





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

the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate; alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information in writing and without charge. These certificates shall be signed, either manually or in facsimile, by the president, or any vice president, and the secretary or any assistant secretary, the treasurer or any assistant treasurer. They shall be consecutively numbered or otherwise identified and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

         SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record, by his legal representative (who shall furnish proper evidence of authority to transfer) or by his attorney (whose authority shall be evidenced by a power of attorney duly executed and filed with the secretary), and only upon surrender for cancellation of the certificates for such shares.

         SECTION 3. Fixing Record Date. For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, to demand a special meeting, to vote, to take any other action, or to receive payment, or for any other purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten (10) days, before the date on which the particular action requiring such determination of shareholders is to be taken.

         When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 4. Lost Certificates. The board of directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing the issuance of a new certificate, the board of directors may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the board of directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.





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

         SECTION 5. Reacquired Shares. A corporation may acquire its own shares and shares so acquired constitute authorized but unissued shares.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 1. Distributions. The board of directors may from time to time declare, and the Corporation may make, distributions on its outstanding shares in the manner and subject to the terms and conditions provided by the Act and by the articles of incorporation.

         SECTION 2. Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed "CORPORATE SEAL" or "SEAL," and which shall have such other characteristics as the board of directors may determine.

         SECTION 3. Records and Reports. All of the Corporation's records shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

         The Corporation shall keep as permanent records minutes of a meetings of its incorporators, shareholders, and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors.

         The Corporation shall keep a copy of the following records at its principal office: (i) the articles of incorporation and all amendments to them currently in effect; (ii) these bylaws and all amendments to them currently in effect; (iii) resolutions adopted by its board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations (if shares issued pursuant to those resolutions are outstanding); (iv) the minutes of all meetings of shareholders and records of all actions taken by shareholders without a meeting during the past three years; (v) all written communications to shareholders generally within the past three years; (vi) the annual financial statements described below, prepared during the past three years; (vii) a list of the names and business addresses of its current directors and officers; and (viii) its most recent annual report delivered to the North Carolina Secretary of State.

         The Corporation shall prepare and make available to its shareholders annual financial statements for the Corporation and its subsidiaries that: (i) includes a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year; and (ii) is accompanied by





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either (x) a report of a public accountant on the annual financial statements, or (y) a statement by the treasurer stating his reasonable belief whether the annual financial statements were prepared on the basis of generally accepted accounting principles (and, if not, describing the basis of preparation) and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. These annual financial statements, or a written notice of their availability, shall be mailed to each shareholder within 120 days after the close of each fiscal year of the Corporation. On written request from a shareholder who was not mailed the annual financial statements, the Corporation shall mail to him the latest such statements.

         The Corporation shall also prepare and file with the North Carolina Secretary of State an annual report in such form as required by N.C. Gen. Stat. 55-16-22, or its successor.

         SECTION 4. Indemnification. Any person who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as an officer, director, agent, partner, trustee, administrator, or employee for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity. In addition, the board may provide such indemnification for the employees and agents of the Corporation as it deems appropriate.

         The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorneys' fees actually and necessarily incurred by him in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

         Expenses incurred by anyone entitled to receive indemnification under this section in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific





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case or as authorized or required under any provisions in the bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.

         The board of directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

         Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

         The rights granted herein shall not be limited by the provisions contained in N.C. Gen. Stat. 55-8-51, or its successor.

         SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors.

         SECTION 6. Amendments. (a) The board of directors may amend or repeal these bylaws, except to the extent otherwise provided in the articles of incorporation, a bylaw adopted by the shareholders, or the Act, and except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither of the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend, or repeal that particular bylaw or the bylaws generally.

                 (b) The Corporation's shareholders may adopt, amend, alter, change, or repeal any of these bylaws consistent with the provisions of Section 10 of Article III.

                 (c) A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed: (i) if originally adopted by the shareholders, only by the shareholders, unless the bylaw permits amendment or repeal by the board of directors; or (ii) if originally adopted by the board of directors, either by the shareholders or by the board of directors.





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                 (d)      A bylaw referred to in Subsection (c) above: (i) may
not be adopted by the board of directors by a vote of less than a majority of the directors then in office; and (ii) may not itself be amended by a quorum or vote of the directors less than the quorum or vote therein prescribed or prescribed by a bylaw adopted or amended by the shareholders.

                 (e) A bylaw adopted or amended by the shareholders that fixes a greater voting or quorum requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

         SECTION 7. Emergencies. In anticipation of or during an emergency, the board of directors may: (i) modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent; and (ii) relocate the principal office or - designate alternative principal or regional offices, or authorize the officers to do so.

         During an emergency: (i) notice of a meeting of the board of directors need be given ony to those directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio; and (ii) one or more officers present at a meeting of the board of directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

         SECTION 8. Opt-Out of North Carolina Shareholder Protection Act: The provisions of the North Carolina Shareholder Protection Act, N.C.Gen.Stat. Sections 55-9-01 to -05, as presently enacted or hereinafter amended, shall not apply to or govern the Corporation. Provided, however, this Bylaw may be amended or repealed by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the board of directors.

         SECTION 9. Opt-Out of North Carolina Control Share Acquisition Act:
The provisions of the North Carolina Control Share Acquisition Act, N.C.Gen.Stat. Sections 55-9A-01 to -09, as presenting enacted or hereinafter amended, shall not apply to or govern the corporation. Provided, however, this Bylaw may be amended or repealed by the affirmative vote of a majority of the





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directors then holding office at ay regular or special meeting of the board of directors.

ATTESTED:

/s/ Alvin C. Blalock                       Date:  December 11, 1995
--------------------                              -----------------
Secretary





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